UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2018

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01          Other Events.

On January 25, 2018, Soligenix, Inc. (the “Company”) distributed a letter (the “Letter”) to shareholders and other Company contacts and issued a press release (the “Press Release”) containing a copy of the Letter. The Letter provided a summary of the Company’s progress during 2017 and updated guidance on the Company’s development programs.

Also on January 25, 2018, the Company updated its corporate presentation (the “Presentation”) to reflect the information contained in the Letter.

Copies of the Press Release and the slides from the Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.  The attached materials will be posted on the Company’s website at www.soligenix.com.  The Company does not undertake to update the Presentation.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2018 issued by Soligenix, Inc.

99.2	Corporate Presentation of Soligenix, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

January 25, 2018	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2018 issued by Soligenix, Inc.

99.2	Corporate Presentation of Soligenix, Inc.

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